EXHIBIT 4

 EXECUTION VERSION

 ______, 2014

c/o Macrocure Ltd.
25 Hasivim Street
Petach Tikva, Israel 4959383

Credit Suisse Securities (USA) LLC
Jefferies LLC
As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

c/o Jefferies LLC
520, Madison Avenue,
New York, New York 10022

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market in the United States for the ordinary shares, NIS 0.01 par value (the “Securities”) of Macrocure Ltd., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Jefferies LLC (“Jefferies”).  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and Jefferies, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The exercise or conversion of options, warrants or convertible securities granted to the undersigned are permitted under this Lock-Up Agreement, so long as any Securities received upon such exercise or conversion will also be subject to this Lock-Up Agreement, such exercise or conversion is made pursuant to the terms of such options, warrants or convertible securities and no public announcement or filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise shall be required or shall be voluntarily made in connection with such exercise or conversion. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement,  provided that no public announcement or filing under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with a transfer of such Securities.  The undersigned may make a transfer of Securities to a family member or trust or as a bona fide gift to a charity or educational institution, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no public announcement or filing by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer. If the undersigned is a corporation, partnership, limited liability company or other business entity, the undersigned may make a distribution of Securities to shareholders, limited or general partners, members or other equity holders of the undersigned, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no public announcement or filing by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer. The undersigned may make transfers to the undersigned’s affiliates or to any investment fund or entity controlled or managed by the undersigned or affiliates of the undersigned, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no public announcement or filing by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer. If the undersigned is an individual, the undersigned may make a transfer of Securities by will or intestacy, provided that the transferee agrees to be bound by the terms of this Lock-Up Agreement prior to such transfer, provide to Credit Suisse and Jefferies three business days’ prior notice of any public filing or report regarding such transfer and include the reason for such transfer in such public filing or report.  The undersigned may make transfers to the Company, as required under any stock option or share incentive plans or the Company’s articles of association, in connection with the repurchase by or forfeiture to the Company, of shares issued pursuant to stock option or share incentive plans as in effect on the date of the final prospectus relating to the Offering and described therein or pursuant to the agreements pursuant to which such shares were issued, as in effect in all material respects on the date the final prospectus relating to the Offering and described therein, provided however that the undersigned shall provide to Credit Suisse and Jefferies three business days’ prior notice of any public filing or report regarding such transfer.

 EXECUTION VERSION

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of the Securities or other share capital of the Company shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period referred to above; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority, shall be required or shall be made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period referred to above.

In furtherance of the foregoing, the Company and its transfer agent and registrar, or other entities serving a similar function, are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) Credit Suisse and Jefferies agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse and Jefferies will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse and Jefferies hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before December 31, 2014, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, either Credit Suisse and Jefferies, on the one hand, or the Company, on the other hand, notifies the other(s) in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder/Director/Officer]